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                                 August 25, 1995


Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, Colorado 80301

Dear Sirs:

     We have acted as counsel for Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (the "Registration Statement"), filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering of up to 1,035,000 shares (the "Shares") of Common Stock, par value $.03 per share, of the Company, of which 350,625 Shares (including 50,625 Shares subject to an over-allotment option) are being offered by the Company, and 684,375 Shares (including 84,375 Shares subject to an over-allotment option) are being offered by stockholders of the Company (the "Selling Stockholders"). The Shares are proposed to be sold by the Company and the Selling Stockholders to Piper Jaffray Inc. (the "Underwriter") pursuant to and subject to the terms and conditions of a Purchase Agreement among the Company, the Selling Stockholders and the Underwriter (the "Purchase Agreement"), a form of which is filed as Exhibit 1.1 to the Registration Statement.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the form of the Purchase Agreement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that the Shares to be sold by the Company and the Selling Stockholders pursuant to the Purchase Agreement have been duly authorized by the Company, the Shares to be sold by the Selling Stockholders pursuant to the Purchase Agreement are validly issued, fully paid and nonassessable, and the Shares to be sold by the Company pursuant to the Purchase Agreement, when issued and delivered against payment therefor as described in the prospectus forming a part of the Registration Statement, will be validly issued, fully paid and nonassessable.


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Rocky Mountain Chocolate Factory, Inc.
August 25, 1995
Page 2

     The opinions expressed above are limited by and subject to the following qualifications:

     (a) We are members of the Bar of the State of Texas only and do not purport to be experts on the laws of any state or jurisdiction other than the State of Texas and the United States. Insofar as the opinions expressed herein relate to matters governed by the law of any other jurisdiction, we have relied solely upon a reading of the applicable statutes and the corporate records of the Company and certificates of public officials and officers of the Company referenced above with respect to the opinions given herein.

     (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed the due authorization, execution and delivery of the Purchase Agreement by the respective parties thereto in substantially the form filed as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                              Respectfully submitted,

                              THOMPSON & KNIGHT,
                              A Professional Corporation


                              By: /s/ Kenn W. Webb
                                  _________________________________________

                                  Kenn W. Webb, Attorney